Exhibit 10.63

MODIFICATION, RENEWAL AND EXTENSION AGREEMENT

THE STATE OF VIRGINIA	§
§
COUNTY OF CHARLES CITY	§

THIS MODIFICATION, RENEWAL AND EXTENSION AGREEMENT (“Agreement”) is entered into effective as of the 2nd day of September, 2010, by and between THE FROST NATIONAL BANK, a national banking association (“Lender”), U.S. HOME SYSTEMS, INC., a Delaware corporation (“Borrower”), and U.S. REMODELERS, INC., a Delaware corporation (“Guarantor”).

R E C I T A L S:

A. Lender is the sole owner and holder of that one certain Term Note (the “Note”) dated effective February 10, 2006, executed by Borrower and payable to the order of Lender in the original principal amount of One Million Two Hundred Thousand No/100 Dollars ($1,200,000.00).

B. The Note is secured by an Indemnity Deed of Trust, Security Agreement – Assignment of Rents executed by Borrower to Michael K. Smeltzer, Trustee, dated effective February 10, 2006 (the “Deed of Trust”), filed for record in Book 259, Page 1325 of the Circuit Court Clerk’s Office of Charles City County, Virginia, covering certain real property located in said county as more particularly described in Exhibit A attached hereto (the “Property”). The Note, Deed of Trust and all modifications, renewals and extensions described below are hereafter collectively referred to as the “Loan Documents.”

C. The Note was modified, renewed and extended pursuant to that certain Modification Agreement executed by Borrower and Lender, dated January 1, 2007.

D. Guarantor has previously executed and delivered that certain Second Amended and Restated Guaranty Agreement dated December 19, 2008 (the “Guaranty”) covering certain indebtedness of Borrower to Lender including without limitation the Note.

E. Borrower has requested that Lender modify certain provisions of the Note, all as hereinafter provided, and in consideration thereof Borrower has made certain agreements with Lender as hereinafter more fully set forth.

F. Lender has agreed to such requests, subject to the terms and conditions set forth herein.

NOW, THEREFORE, for and in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and agreed, Borrower, Guarantor and Lender hereby agree as follows:

1. Acknowledgment of Outstanding Balance. The parties hereto acknowledge that the outstanding principal balance of the Note as of the date hereof is NINE HUNDRED NINETY-NINE THOUSAND NINE HUNDRED NINETY-NINE AND 90/100 DOLLARS ($999,999.90).

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2. Renewal and Extension of Maturity. The Note is hereby renewed and the maturity date of the Note is hereby extended to August 10, 2013 (the “Revised Maturity Date”).

3. Required Payments. From and after the effective date of this Agreement, principal and interest under the Note shall be due and payable as follows:

Principal shall be due and payable in monthly payments of $27,777.76 each, payable on the 10th day of each calendar month, beginning September 10, 2010, and continuing regularly thereafter until August 10, 2013, when the entire amount of the Note, principal and accrued interest then remaining unpaid, shall be then due and payable. Interest, computed upon the unpaid principal balance of the Note, shall be due and payable monthly as it accrues, on the same dates as, but in addition to, said payments of principal; interest being calculated on the unpaid principal each day principal is outstanding and all payments made credited to any collection costs and late charges, to the discharge of the interest accrued and to the reduction of the principal, in such order as Lender shall determine.

4. Interest Rate. The annual interest rate provided for in the Note shall be amended such that interest shall be charged from and after the effective date of this Agreement as follows:

Interest on the outstanding and unpaid principal balance of the Note shall be computed at a per annum rate equal to the lesser of (a) a rate equal to the Prime Rate, plus one and one quarter percent (1.25%) per annum, or (b) the highest rate permitted by applicable law, but in no event shall interest contracted for, charged or received hereunder plus any other charges in connection with the Loan Documents which constitute interest exceed the maximum interest permitted by applicable law, said rate to be effective prior to maturity (however such maturity is brought about). The term “Prime Rate,” as used herein, shall mean the maximum “Latest” “U.S.” prime rate of interest per annum published from time to time in the Money Rates section of The Wall Street Journal (Central Edition) or in any successor publication to The Wall Street Journal. Borrower understands that the Prime Rate may not be the best, lowest, or most favored rate of Lender or The Wall Street Journal, and any representation or warranty in that regard is expressly disclaimed by Lender. Borrower acknowledges that (i) if more than one U.S. prime rate is published at any time by The Wall Street Journal, the highest of such prime rates shall constitute the Prime Rate hereunder, and (ii) if at any time The Wall Street Journal ceases to publish a U.S. prime rate, Lender shall have the right to select a substitute rate that Lender determines, in the exercise of its reasonable commercial discretion, to be comparable to such prime rate, and the substituted rate as so selected, upon the sending of written notice thereof to Borrower, shall constitute the Prime Rate hereunder. Upon each increase or decrease hereafter in the Prime Rate, the rate of interest upon the unpaid principal balance of the Note shall be increased or decreased by the same amount as the increase or decrease in the Prime Rate, such increase or decrease to become effective as of the day of each such change in the Prime Rate and without notice to Borrower or any other person.

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5. Texas Finance Code. In no event shall Chapter 346 of the Texas Finance Code (which regulates certain revolving loan accounts and revolving tri-party accounts) apply to the Note. To the extent that Chapter 303 of the Texas Finance Code is applicable to the Note, the “weekly ceiling” specified in such article is the applicable ceiling; provided that, if any applicable law permits greater interest, the law permitting the greatest interest shall apply.

6. Usury. No provisions of this Agreement or the Loan Documents shall require the payment or permit the collection, application or receipt of interest in excess of the maximum permitted by applicable state or federal law. If any excess of interest in such respect is herein or in any such other instrument provided for, or shall be adjudicated to be so provided for herein or in any such instrument, the provisions of this paragraph shall govern, and neither Borrower nor any endorsers of the Note nor their respective successors, assigns or personal representatives shall be obligated to pay the amount of such interest to the extent it is in excess of the amount permitted by applicable law. It is expressly stipulated and agreed to be the intent of Borrower and Lender to at all times comply with the usury and other laws relating to the Loan Documents and any subsequent revisions, repeals or judicial interpretations thereof, to the extent applicable thereto. In the event Lender or other holder of the Note ever receives, collects or applies as interest any such excess, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance of the Note and, if upon such application the principal balance of the Note is paid in full, any remaining excess shall be forthwith paid to Borrower and the provisions of the Loan Documents shall immediately be deemed reformed and the amounts thereafter collectible thereunder reduced, without the necessity of execution of any new document, so as to comply with the then applicable law, but so as to permit the recovery of the fullest amount otherwise called for thereunder. In determining whether or not the interest paid or payable under any specific contingency exceeds the maximum interest allowed to be charged by applicable law, Borrower and Lender or other holder hereof shall, to the maximum extent permitted under applicable law, amortize, prorate, allocate and spread the total amount of interest throughout the entire term of the Note so that the amount or rate of interest charged for any and all periods of time during the term of the Note is to the greatest extent possible less than the maximum amount or rate of interest allowed to be charged by law during the relevant period of time. Notwithstanding any of the foregoing, if at any time applicable laws shall be changed so as to permit a higher rate or amount of interest to be charged than that permitted prior to such change, then unless prohibited by law, references in the Note to “applicable law” for purposes of determining the maximum interest or rate of interest that can be charged shall be deemed to refer to such applicable law as so amended to allow the greater amount or rate of interest.

7. Release and Waiver of Claims. In consideration of (i) the modification of certain provisions of the Note, as herein provided, and (ii) the other benefits received by Borrower hereunder, Borrower and Guarantor hereby RELEASE, RELINQUISH and forever DISCHARGE Lender, as well as its predecessors, successors, assigns, agents, officers, directors, employees and representatives, of and from any and all claims, demands, actions and causes of action of any and every kind or character, past or present, which Borrower or Guarantor may have against Lender and its predecessors, successors, assigns, agents, officers, directors, employees and representatives arising out of or with respect to (a) any right or power to bring any claim against Lender for usury or to pursue any cause of action against Lender based on any claim of usury, and (b) any and all transactions relating to the Loan Documents occurring prior to the date hereof, including any loss, cost or damage, of any kind or character, arising out of or in any way connected with or in any way resulting from the acts, actions or omissions of Lender, and its predecessors, successors, assigns, agents, officers, directors, employees and representatives, including any breach of fiduciary duty, breach of any duty of fair dealing, breach of confidence, breach of funding commitment, undue influence, duress, economic coercion, conflict of interest, negligence, bad faith, malpractice, intentional or negligent infliction of mental distress, tortious interference with contractual relations, tortious interference with corporate governance or prospective business advantage, breach of contract, deceptive trade practices, libel, slander or conspiracy, but in each case only to the extent permitted by applicable law.

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8. Reaffirmation of Representations, Etc. Each of Borrower and Guarantor hereby reaffirms to Lender each of the representations, warranties, covenants and agreements of such entity set forth in the Loan Documents.

9. Enforceable Obligations. Each of Borrower and Guarantor hereby ratifies, affirms, reaffirms, acknowledges, confirms and agrees that the Loan Document represent valid and enforceable obligations of such entity, and each of Borrower and Guarantor further acknowledges that there are no existing claims, defenses, personal or otherwise, or rights of setoff whatsoever with respect to the Note. Each of Borrower and Guarantor further acknowledges and represent that no event has occurred and no condition exists which would constitute a default under the Loan Documents or this Agreement, either with or without notice or lapse of time, or both.

10. No Release of Liens. This Agreement in no way acts as a release or relinquishment of the liens, security interests and rights (the “Liens”) created or evidenced by the Deed of Trust. The Liens are hereby ratified and confirmed by Borrower and Guarantor in all respects and are extended to secure (i) the principal amount of the Note, (ii) all interest, charges and other sums payable with respect thereto, and (iii) the performance of all other obligations under the Deed of Trust.

11. Additional Renewals and Extensions. Notwithstanding anything to the contrary contained herein or inferred hereby or in any other instrument executed by Borrower or Guarantor or in any other action or conduct undertaken by Borrower or Guarantor on or before the date hereof, the agreements, covenants and provisions contained herein shall constitute the only evidence of Lender’s consent to extend the terms and provisions of the Loan Documents in the manner set forth herein. No express or implied consent to any further extensions and/or modifications involving any of the matters set forth in this Agreement or otherwise, shall be inferred or implied from Lender’s execution of this Agreement. Further, Lender’s execution of this Agreement shall not constitute a waiver (either express or implied) of the requirement that any further extensions and/or modifications of the Loan Documents shall require the express written approval of Lender, no such approval (either express or implied) having been given as of the date hereof.

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12. Miscellaneous.

A. As modified hereby, the provisions of the Note and the Deed of Trust shall continue in full force and effect, and Borrower and Guarantor acknowledge and reaffirm their respective liability to Lender thereunder. In the event of any inconsistency between this Agreement and the terms of the Loan Documents, this Agreement shall govern.

B. Borrower and Guarantor hereby jointly and severally agree to pay all costs and expenses incurred by Lender in connection with the execution and administration of this Agreement and the modification of the Loan Documents including, but not limited to, all appraisal costs, title insurance costs, legal fees incurred by Lender and filing fees.

C. Any default by Borrower or Guarantor in the performance of their respective obligations herein contained shall constitute a default under the Loan Documents and shall allow Lender to exercise all of its remedies set forth in the Loan Documents.

D. Lender does not, by its execution of this Agreement, waive any rights it may have against any person not a party to this Agreement.

E. In case any of the provisions of this Agreement shall for any reason be held to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

F. This Agreement and the Loan Documents shall be governed and construed according to the laws of the State of Texas (without regard to any conflict of laws principles) and the applicable laws of the United States.

G. This Agreement shall be binding upon and inure to the benefit of Lender, Borrower, Guarantor and their respective successors, assigns and legal representatives.

H. Each of Borrower and Guarantor hereby acknowledges and agrees that it has entered into this Agreement of its own free will and accord and in accordance with its own judgment after advice of its own legal counsel, and states that it has not been induced to enter into this Agreement by any statement, act or representation of any kind or character on the part of the parties hereto, except as expressly set forth in this Agreement.

I. This Agreement may be executed in multiple counterparts, each of which shall constitute an original instrument, but all of which shall constitute one and the same agreement.

J. Except as modified herein, all other terms, conditions and provisions of Loan Documents shall remain in full force and effect as of the date thereof and Borrower and Guarantor acknowledge and reaffirm its liability to Lender thereunder.

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K. Guarantor hereby expressly agrees (a) to the continuing validity of the Guaranty and all duties and obligations thereunder, (b) that its liability under the Guaranty shall not be reduced, altered, limited, lessened or in any way affected by the execution and delivery of this Agreement by the parties hereto, and (c) that the Guaranty shall remain in full force and effect and enforceable in accordance with its terms

[Signature Page Follows.]

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EXECUTED as of the day and year first above written.

LENDER:

THE FROST NATIONAL BANK, a national banking association

By:	/s/ Martha Martin
Name:	Martha Martin
Title:	Senior Vice President

THE STATE OF TEXAS	§
§
COUNTY OF DALLAS	§

This instrument was acknowledged before me on the 10th day of September, 2010, by Martha Martin, Senior Vice President of THE FROST NATIONAL BANK, a national banking association, on behalf of said banking association.

/s/ Theresa Pierce
Notary Public in and for the State of Texas

When Recorded, Return To:

THE FROST NATIONAL BANK

P.O. Box 1600

San Antonio, Texas 78296

Attention: Loan No. 3528403-9006

Loan Documentation Department, RB-2

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BORROWER:

U.S. HOME SYSTEMS, INC., a Delaware corporation

By:	/s/ Robert A. DeFronzo
Name:	Robert A. DeFronzo
Title:	Secretary, Treasurer and CFO

GUARANTOR:

U.S. REMODELERS, INC., a Delaware corporation

By:	/s/ Robert A. DeFronzo
Name:	Robert A. DeFronzo
Title:	Secretary, Treasurer and CFO

THE STATE OF TEXAS	§
§
COUNTY OF Denton	§

This instrument was acknowledged before me on the 9th day of September, 2010, by Robert A. DeFronzo, CFO of U.S. Home Systems, Inc., a Delaware corporation, on behalf of said corporation.

/s/ Donna K. Stevens
Notary Public in and for the State of Texas

THE STATE OF TEXAS	§
§
COUNTY OF Denton	§

This instrument was acknowledged before me on the 9th day of September, 2010, by Robert A. DeFronzo, Chief Financial Officer of U.S. Remodelers, Inc., a Delaware corporation, on behalf of said corporation.

/s/ Donna K. Stevens
Notary Public in and for the State of Texas

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EXHIBIT A

TO

MODIFICATION, RENEWAL AND EXTENSION AGREEMENT

[To be inserted or attached]

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